SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
C&B Large Cap Value Portfolio[1]	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Core Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Diversified Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Diversified Large Cap Growth Portfolio[2]	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Diversified Stock Portfolio	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Emerging Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.10 0.10 0.075 0.075 0.050
Inflation-Protected Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
International Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
International Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
Large Company Value Portfolio[3]	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Managed Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Short-Term Investment Portfolio	0.10
Small Company Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Small Company Value Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Stable Income Portfolio	First 500M Next 4B Next 3B Over 8B	0.30 0.275 0.25 0.225

Most recent annual approval by the Board of Trustees: March 28, 2014

Schedule A amended:   March 28, 2014

1. On March 28, 2014, the Board of Wells Fargo Master Trust approved an advisory fee change to the C&B Large Cap Value Portfolio.  Effective July 1, 2014 the advisory fees will be:  First 500M 0.65; Next 500M 0.625; Next 1B 0.60; Next 2B 0.575; Next 4B 0.55; Next 4B 0.525; Next 4B 0.50; Over 16B 0.475

2. On March 28, 2014, the Board of Wells Fargo Master Trust approved an advisory fee change to the Diversified Large Cap Growth Portfolio.  Effective July 1, 2014 the advisory fees will be:  First 500M 0.65; Next 500M 0.625; Next 1B 0.60; Next 2B 0.575; Next 4B 0.55; Next 4B 0.525; Next 4B 0.50; Over 16B 0.475
3. On March 28, 2014, the Board of Wells Fargo Master Trust approved an advisory fee change to the Large Company Value Portfolio.  Effective July 1, 2014 the advisory fees will be:  First 500M 0.65; Next 500M 0.625; Next 1B 0.60; Next 2B 0.575; Next 4B 0.55; Next 4B 0.525; Next 4B 0.50; Over 16B 0.475

                The foregoing fee schedule is agreed to as of March 28, 2014 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

      C. David Messman

      Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:
Andrew Owen

      Executive Vice President